UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2023, PaxMedica, Inc. (the “Company”) received a decision from the Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company’s request for an exception to maintain its listing on The Nasdaq Capital Market notwithstanding its failure to regain compliance with Nasdaq Listing Rule 5550(b)(2) (the “Minimum Market Value Requirement”), requiring the Company to maintain a market value of listed securities of a minimum of $35 million. The Company’s request was granted, subject to the Company demonstrating compliance, on or prior to December 11, 2023, with the alternative criteria set forth in Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain stockholders' equity of at least $2.5 million.

As previously disclosed, on June 12, 2023, the Company received a determination letter (the “Letter”) from the staff (the “Staff”) of the Listing Qualifications Department of Nasdaq stating that the Company had not regained compliance with the Minimum Market Value Requirement, during the 180-day grace period previously granted to the Company. The Company was initially notified by the Staff on December 6, 2022 that the Company was not in compliance with the Minimum Market Value Requirement for a period of 30 consecutive business days, and Nasdaq granted the Company a period of 180 calendar days, or until June 5, 2023, to regain compliance with the Minimum Market Value Requirement. Following receipt of the Letter, the Company requested a hearing before the Panel to appeal the Staff’s delisting determination, which resulted in the decision from the Panel described above. The Panel reserves the right to reconsider the terms of the exception granted based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s common stock inadvisable or unwarranted. Failure to comply with the terms of the extension will result in delisting of the Company’s common stock from The Nasdaq Capital Market.

There can be no assurance that the Company will be successful in meeting the criteria set forth in the decision or that the Company’s common stock will otherwise remain eligible for continued listing on The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Name:	Howard J. Weisman
Title:	Chief Executive Officer

Date: August 17, 2023